Exhibit 4.12

FORM OF RESALE LOCK-UP AGREEMENT

THIS RESALE LOCK-UP AGREEMENT (this “Agreement”) is dated as of August 1, 2014, by and between the shareholder(s) set forth on the signature page to this Agreement (each a “Holder”) and Aquasition Corp., a company organized and existing under the laws of the Republic of the Marshall Islands, or its successor company (“AQU”). Capitalized terms used and not otherwise defined herein that are defined in the Share Exchange Agreement (as defined below) will have the meanings given such terms in the Share Exchange Agreement.

BACKGROUND

A.          AQU has entered into that certain Share Exchange Agreement and Plan of Liquidation dated as of March 24, 2014 (the “Share Exchange Agreement”), between and among AQU, KBS International Holdings, Inc. (“KBS”), Hongri International Holdings, Ltd. (“Hongri”), and Cheung So Wa and Chan Sun Keung. Pursuant to the Share Exchange Agreement, KBS will transfer 100% of the issued and outstanding capital stock of Hongri to AQU in exchange for a number of shares of common stock of AQU to be determined in accordance with the Share Exchange Agreement. Immediately thereafter, KBS will distribute the common stock of AQU received in the transaction (the “AQU Shares”) to its stockholders and liquidate.

B.           Each Holder is the record and/or beneficial owner of shares of (i) common stock, or securities convertible into or exchangeable for shares of common stock of AQU, or (ii) shares of common stock of KBS and is therefore entitled to receive AQU Shares in accordance with the planned distribution and liquidation of KBS (the “Plan of Liquidation”).

C.           As a condition of, and as a material inducement for AQU to enter into and consummate the transactions contemplated by the Share Exchange Agreement, Holder has agreed to execute and deliver this Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.            Holders. The Holders include at least the following: (a) Chan Sun Keung and Cheung So Wa, the “Principal Stockholders” as defined in the Share Exchange Agreement; (b) Yan Ke Yan and Stanley Wong, the “Key Personnel” as defined in the Share Exchange Agreement; (c) Leonidas S. Polemis, Matthew C. Los, Stylianos Stergios Sougioutzoglou, Nicholas John Frangos, and Themistoklis Kalapotharakosthe “Key AQU Personnel” as defined in the Share Exchange Agreement; and (d) each holder of five percent (5%) or more of the outstanding stock of AQU who is not included in the foregoing categories, including those persons or entities listed on Schedule A (the “5% Stockholders”). This Agreement shall be binding on each Holder upon execution by that Holder.

2.            Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of AQU, AQU’s legal counsel, KBS, KBS’s legal counsel, or any other person.

3.            Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder), any shares of capital stock of KBS (“KBS Shares”), any shares of capital stock of AQU (“AQU Shares”), or any economic interest in or derivative of either, other than those KBS Shares or AQU Shares specified on the signature page hereto. For purposes of this Agreement, the AQU Shares beneficially owned by such Holder as specified on the signature hereto, together with any AQU Shares received by Holder pursuant to the Plan of Liquidation and any AQU Shares acquired during the Lock-Up Period (as defined below), if any, are collectively referred to as the “Lock-up Shares.”

4.            Lock-Up.

(a)          During the Lock-up Period (as defined below), the Holder irrevocably agrees that it will not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive, Lock-up Shares), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of AQU.

(b)          In furtherance of the foregoing, AQU will (i) place an irrevocable stop order on all AQU Shares which are Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify AQU’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct AQU’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c)          For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d)          For purpose of this agreement, “Lock-up Period” means a period of 180 calendar days from the Closing Date under the Share Exchange Agreement with regard to all 5% Stockholders, and one year from the Closing Date under the Share Exchange Agreement for all other Holders.

(e)          The provisions of Section 3(a) hereof will apply equally to shares of common stock of KBS held at any time during the Lock-Up Period by the Holder, except that nothing herein shall be deemed to interfere with, constrain or prevent the consummation of the Plan of Liquidation.

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5.            No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

6.            Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or by courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party. Provided, however, a transmission per telefax or email shall be sufficient and shall be deemed to be properly served when the telefax or email is received if the signed original notice is received by the recipient within three (3) calendar days thereafter.

(a)	If to AQU:

AQU Corp.

C/o Seacrest Shipping Co. Ltd.

8-10 Paul Street

London EC2A 4JH, England

Attention: Matthew Los

Email: management@aquasitioncorp.com

With copies (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Aveneue

New York, NY 10154

Attention: Giovanni Caruso

Email: gcaruso@loeb.com

Pillsbury Winthrop Shaw Pittman, LLP

2550 Hanover Street

Palo Alto, CA 94304

Attn: Thomas M. Shoesmith
Email: tom.shoesmith@pillsburylaw.com

(b)	If to Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

Pillsbury Winthrop Shaw Pittman, LLP

2550 Hanover Street

Palo Alto, CA 94304

Attn: Thomas M. Shoesmith
Email: tom.shoesmith@pillsburylaw.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

7.            Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8.            Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

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9.            Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by AQU and its successors and assigns.

10.          Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

11.          Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

12.          Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13.          No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14.         Dispute Resolution. Article X of the Share Exchange Agreement, regarding arbitration of disputes, is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

15.         Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

16.         Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Share Exchange Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Resale Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AQUASITION CORP.

By:
Name:
Title:

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IN WITNESS WHEREOF, the parties hereto have caused this Resale Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

By:
Name: Cheung So Wa

Address:

c/o KBS INTERNATIONAL HOLDINGS, INC.
Xin Fengge Building
Yupu Industrial Park
Shishi City, Fujian Province 362700
CHINA

NUMBER OF Lock-up Shares:

_____ shares of KBS International Holdings, Inc., or

_____ shares of Aquasition Corp.

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IN WITNESS WHEREOF, the parties hereto have caused this Resale Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

By:
Name: Chan Sun Keung

Address:

c/o KBS INTERNATIONAL HOLDINGS, INC.
Xin Fengge Building
Yupu Industrial Park
Shishi City, Fujian Province 362700
CHINA

NUMBER OF Lock-up Shares:

_____ shares of KBS International Holdings, Inc., or

_____ shares of Aquasition Corp.

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IN WITNESS WHEREOF, the parties hereto have caused this Resale Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

By:
Name: Yan Ke-Yan

Address:

c/o KBS INTERNATIONAL HOLDINGS, INC.
Xin Fengge Building
Yupu Industrial Park
Shishi City, Fujian Province 362700
CHINA

NUMBER OF Lock-up Shares:

_____ shares of KBS International Holdings, Inc., or

_____ shares of Aquasition Corp.

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IN WITNESS WHEREOF, the parties hereto have caused this Resale Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

By:
Name: Stanley Wong

Address:

c/o KBS INTERNATIONAL HOLDINGS, INC.
Xin Fengge Building
Yupu Industrial Park
Shishi City, Fujian Province 362700
CHINA

NUMBER OF Lock-up Shares:

_____ shares of KBS International Holdings, Inc., or

_____ shares of Aquasition Corp.

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IN WITNESS WHEREOF, the parties hereto have caused this Resale Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

By:
Name:
Title:

Address:

NUMBER OF Lock-up Shares:

_____ shares of KBS International Holdings, Inc., or

_____ shares of Aquasition Corp.

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SCHEDULE A

The following persons or entities are included within the definition of “5% Stockholder” for purposes of this Resale Lock-Up Agreement:

Aqua Investments Corp.

Bay Peak, LLC

Cory Roberts

China Canadian Opportunity, L.P.

Ground Floor Capital (China) Inc.

David Steele

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